UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 11, 2017, Eldorado Resorts, Inc. (“ERI” or the “Company”) entered into an Underwriting Agreement with the underwriters named therein pursuant to which ERI will issue an additional $500 million in aggregate principal amount of its 6% senior notes due 2025 (the “Notes”) at an issue price equal to 105.5% of the principal amount of the Notes, upon the terms and conditions set forth therein. The offering size represents an increase of $150 million from the previously announced offering size.

The Notes will be issued as additional notes under the Indenture dated March 29, 2017, as supplemented by the Supplemental Indenture dated as of May 1, 2017 (the “Indenture”) between ERI, the guarantors party thereto and U.S. Bank National Association, pursuant to which ERI previously issued $375,000,000 aggregate principal amount of its 6% senior notes due 2025 (the “Initial Notes”). The Notes will form part of a single class of securities together with the Initial Notes for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.

ERI will use the proceeds of the offering to repay all of the outstanding borrowings under its revolving credit facility, which borrowings were approximately $78 million as of September 8, 2017, and will use the remainder to repay outstanding borrowings under ERI’s term loan facility and related accrued interest.

The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-220412) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “Commission”) by ERI under the Act. Copies of the Underwriting Agreement and the form of the Notes are filed as exhibits hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

ERI hereby files the following exhibits to, and incorporates such exhibits by reference in, the Registration Statement which was filed with the Commission on September 11, 2017 and supplemented by the Prospectus Supplement filed with the Commission on September 11, 2017, or otherwise pursuant to requirements of Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 11, 2017.

4.1	Form of 6.00% Notes due 2025.

99.1	Press Release dated September 11, 2017, regarding the pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation

Date: September 13, 2017	By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Chief Executive Officer